Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

SeaWorld Entertainment, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby further amended by deleting Article I, and inserting the following in lieu thereof:

“ARTICLE I

NAME

The name of the Corporation is United Parks & Resorts Inc.”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this 12th day of February, 2024.

SEAWORLD ENTERTAINMENT, INC.

By:	/s/ G. Anthony (Tony) Taylor
Name: G. Anthony (Tony) Taylor
Title: Chief Legal Officer, General Counsel and Corporate Secretary